UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on three proposals. The proposals are described in detail in the Company’s 2024 Proxy Statement, which was filed with the Securities and Exchange Commission on April 19, 2024. The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Shareholders elected Richard M. Brooks, Steven P. Louden and James P. Murphy as directors to each serve a three-year term until the 2027 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard M. Brooks	15,208,993	99,239	5,262	685,809
Steven P. Louden	14,630,484	671,237	11,773	685,809
James P. Murphy	15,187,317	116,483	9,694	685,809

Proposal Number Two: Shareholders approved an advisory, non-binding, vote on executive compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
14,767,469	515,846	30,179	685,809

Proposal Number Three: Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025. The results of the vote were as follows:

For	Against	Abstain
15,739,400	254,692	5,211

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: June 7, 2024	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary